EXHIBIT 10.1

LOAN AGREEMENT

This agreement is made in Thessaloniki, today, 29/12/2014, by and between;

A. Dimitrios Goulielmos son of Spyridon - Orestis, 15 Komninon Str, Thessaloniki, VAT Nr. 041933049 called below as “the creditor”

and

B. Cosmos Holdings, Inc., 141 West Jackson BLVD Suite 4236, Chicago, IL 60604, legally represented, called below as “borrower”

The parties agreed about the following.

The “borrower” has asked from the “creditor” a certain amount of money.

Thereby, the “creditor” undertakes to help the “borrower” by the present loan agreement, which shall be ruled by the following provisions.

1. AMOUNT.

The loan is agreed to the amount of USD 100.000-, which will be deposited to the “borrower’s” bank account at JPMorgan Chase Bank N.A. Account nr 897576328, SWIFT: CHASUS33.

2. DURATION.

The duration of the loan is agreed until June 30th 2015, which both parties agreed to be “the termination date”. Until the above date the “borrower” must refund the amount of USD 100.000.- to the “creditor”, in total. An annual interest of 2% shall be imposed to the above amount until the above set termination date. Any payment after the termination date till the final discharge is agreed to be dealt with as an overdue payment, bearding the legal interest for such payments, according to applicable law.

3. JURISDICTION.

Every dispute, related to this agreement shall be resolved amicably. In any other case this agreement and any disputes or claims arising out of or in connection with its subject matter are governed by and construed in accordance with the laws of Greece.

The parties irrevocably agree that the courts of Thessaloniki Greece have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement.

4. FINAL REGULATIONS.

1.	In case of a non duly discharge of the above loan, the parties agree that the “creditor” retains the right to issue against the “borrower” an Order of Payment in the Court of Thessaloniki.

2.	No provisions of this contract may be changed, amended or waived, except by a written notice signed by both Parties hereto.

3.	No term, condition, understanding or agreement purporting to modify, vary or waive the terms of this document shall be binding, unless hereafter agreed to in writing by both Parties.

4.	This agreement is written in the English language, which both Parties declare that they fully understand. All the following correspondence will be sent in English.

This agreement is made in two copies, each party hereto declaring having received an original copy.

The creditor	The borrower.